UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Avanos Medical, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF STOCKHOLDERS
OF
AVANOS MEDICAL, INC.

TO BE HELD ON APRIL 28, 2022

This Supplement to the definitive proxy statement on Schedule 14A filed by Avanos Medical, Inc. (the “Company”) with the Securities and Exchange Commission on March 18, 2022, provides information on how the Company’s stockholders will be able to attend, vote at and ask questions during the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place virtually at 9:00 a.m. Eastern Time on Thursday, April 28, 2022.

Stockholders of record at the close of business on March 4, 2022 and their proxies will be able to attend, vote at and ask questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AVNS2022 and entering the 16-digit control number included in their Notice of Internet Availability of Proxy Materials or proxy card. Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow stockholders time to log in and test their device’s audio system. Stockholders are encouraged to access the meeting in advance of the designated start time. Stockholders will be able to submit questions in writing through the web portal during the Annual Meeting.

If stockholders encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, they should call the technical support number that will be posted on the web portal. Technicians will be available to provide assistance.

The Company believes this format provides its stockholders with the opportunity to engage meaningfully with the Company and affords them the same rights and opportunities to vote and participate as they would have at a physical meeting.